Exhibit 99.1

News Release

Sanchez Production Partners LP
Prices Public Offering of Common Units
and Concurrent Private Placement to Sanchez Energy

HOUSTON—(GLOBE NEWSWIRE)—Nov. 17, 2016—Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced the pricing of its previously announced underwritten public offering of 6,550,802 common units representing limited partner interests in SPP at a public offering price of $11:00 per common unit and a separate, concurrent private placement of 2,272,727 common units to Sanchez Energy Corporation (NYSE: SN) (‘Sanchez Energy”) at a price of $11:00 per common unit. In addition, SPP has granted the underwriters of the offering a 30-day option to purchase up to an additional 982,620 common units at the public offering price. SPP intends to use the net proceeds received in connection with the offering, together with borrowings of approximately $28 million under the Partnership’s credit facility, as follows: (i) approximately $80 million to acquire a 50% equity interest in Carnero Processing, LLC (“Carnero Processing”) from Sanchez Energy; and (ii) approximately $24.9 million to pay the purchase price, after normal and customary adjustments, for certain wellbores and escalating working interests and other production assets that SPP intends to acquire from Sanchez Energy. The Partnership intends to use approximately $25 million from the private placement to repay borrowings outstanding under the Partnership’s credit facility (including borrowings that may result from the Partnership’s letters of credit, if any). The offering and private placement are expected to close on Nov. 22, 2016, subject to customary closing conditions.  The private placement is exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.

Citigroup, RBC Capital Markets, BofA Merrill Lynch and Johnson Rice & Company L.L.C. are acting as the joint book-running managers for the offering and Johnson Rice & Company L.L.C. is acting as the structuring agent for the offering. Seaport Global Securities, Stephens Inc. and Tudor, Pickering, Holt & Co. are acting as the co-managers for the offering.  The offering is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933. A copy of the prospectus may be obtained from:

Citigroup	RBC Capital Markets
c/o Broadridge Financial Solutions	200 Vesey Street, 8th Floor
1155 Long Island Avenue	New York, NY 10281-8098
Edgewood, NY 11717	Attention: Equity Syndicate
Phone: (800) 831-9146	Phone: (877) 822-4089
Email: equityprospectus@rbccm.com

BofA Merrill Lynch	Johnson Rice & Company L.L.C.
NC1-004-03-43	639 Loyola Avenue, Suite 2775
200 North College Street, 3rd Floor	New Orleans, LA 70113
Charlotte, NC 28255-0001	Attention: Syndicate Department
Attention: Prospectus Department	Phone: (800) 443-5924
Email: dg.prospectus_requests@baml.com

To obtain a copy of the prospectus free of charge, visit the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

A registration statement relating to the securities sold in the offering has been filed with and declared effective by the SEC. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

ABOUT THE PARTNERSHIP

SPP is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and production assets in North America.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and

Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership previously announced and continues to explore the possible divestiture of its remaining assets and operations in Oklahoma and Kansas.

FORWARD-LOOKING STATEMENTS

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward—looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about the closing of the offering and private placement and the use of proceeds; our business strategy; acquisition and disposition strategy; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in the prospectus for the offering, our

SEC filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to (and expressly disclaim any obligation to) publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

COMPANY CONTACT:

Charles C. Ward
Chief Financial Officer

(877) 847-0009